                                                                EXHIBIT 10.14

                                EMPLOYMENT AGREEMENT

        This Employment Agreement (this "AGREEMENT") is entered into as of June 1, 1998, but shall be effective only at the Effective Date as set forth below, by and between RF Power Products, Inc., a New Jersey corporation (the "COMPANY"), having its principal place of business at Voorhees, New Jersey, and Joseph Stach ("EXECUTIVE"), an individual resident of the State of New Jersey.

                                  R E C I T A L S

        A. Executive has heretofore been employed as an executive officer of Company.

        B. Company, Advanced Energy Industries, Inc., a Delaware corporation ("PARENT"), and Warpspeed, Inc., a New Jersey corporation and wholly owned subsidiary of Parent ("MERGER SUB"), are parties to that certain Agreement and Plan of Reorganization, dated as of June 1, 1998 (the "REORGANIZATION AGREEMENT"), pursuant to which Merger Sub shall be merged with and into Company (the "MERGER"), and pursuant to which Company shall be a wholly owned subsidiary of Parent.

        C. Company desires to retain the services of Executive and Executive desires to be employed by Company subsequent to the effective time of the Merger (the "EFFECTIVE DATE") as such date is defined in Section 1.3 of the Reorganization Agreement.

        In consideration of the promises, the respective undertakings of Company and Executive set forth below, and as an inducement to Parent and Merger Sub to effect the Merger described above, Company and Executive agree as follows:

        1. POSITION. During the term of this Agreement, Company will employ Executive, and Executive will serve as President and Chief Executive Officer of Company, and as a Senior Vice President of Parent. Executive's responsibilities and authority in such capacity, subject to Section 2 hereof, may be different than those pertaining to Executive's position on the date of this Agreement. Executive will report to the CEO of Parent ("PARENT CEO").

        2. DUTIES. Executive will serve Company and its affiliated business entities in such capacities and with such duties and responsibilities consistent with Executive's position as the Board of Directors of Company (the "COMPANY BOARD") and Parent CEO may from time to time determine. Such duties and responsibilities shall include, without limitation, researching, design engineering, and exploring the application of radio frequency ("RF") products, and evaluating potential business acquisitions of Parent and its affiliated business entities. Executive shall devote his best efforts and the equivalent of full time employment to the performance of services customarily incident to Executive's office and to such other services as may be reasonably requested by Company Board and Parent CEO, PROVIDED HOWEVER, that nothing in this Agreement shall preclude Executive from devoting reasonable periods of his own time required for (i) participating in professional, educational, philanthropic, public interest, charitable, social or community activities, (ii) serving as a director or advisor of any corporation, trade association or other entity that Executive is serving as of the Effective Date or that is not in direct competition with Company or (iii) managing his personal investments, provided that in any such case that such activities do not materially interfere with Executive's regular performance of his duties and responsibilities hereunder. Executive will perform his principal duties under this Agreement at the offices of Company in Voorhees, New Jersey, and neither Company nor Parent shall require Executive to relocate permanently from the State of New Jersey to perform his duties under this Agreement, unless Executive agrees to do so. Executive may be required to do a reasonable amount of traveling in connection with the performance of his duties hereunder. Executive hereby represents and warrants that he is free to enter into and fully perform this Agreement and the agreements referred to herein without breach of any agreement or contract to which he is a party or by which he is bound.

        3. OBLIGATION NOT TO COMPETE. Executive hereby agrees that (a) while he is employed by Company and (b) for a period of one (1) year following the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) the date Executive's employment is terminated as set forth in
Section 7 hereunder (the "RESTRICTED PERIOD"), Executive shall not engage in or provide services to any business that is competitive with any present business of Company or Parent known to Executive in any geographic area where Company or Parent engages in such business or maintains sales or service representatives or employees at the time Executive separates from Company. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of this Section 3: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any party thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; PROVIDED HOWEVER, that Executive shall retain the right to invest in or have an interest in securities traded on any national stock exchange or recognized over-the-counter market, if such interest does not exceed two percent (2%) of the voting control of such entity if an equity interest and in any case any traded debt. In addition, Executive may make passive investments in privately held entities that are determined by Company Board or Parent CEO not to be competitors of Company or
Parent.   Executive also agrees that he shall not in any manner attempt to induce or assist others to attempt to induce any customer or client of Company or Parent to terminate association with Company or Parent, nor do anything directly or indirectly to interfere with the relationship between Company or Parent and any such persons or concerns through the Restricted Period. Executive is privy to trade secrets and confidential proprietary information of Company, and hereby agrees that this clause is necessary to protect that information from willful or inevitable disclosure, among other reasons.

        4. TERM OF AGREEMENT. This Agreement will commence on the Effective Date, and will terminate as of the fifth (5th) anniversary date of the Effective Date as set forth in Section 7 of this Agreement.

        5.  COMPENSATION AND BENEFITS.

            5.1 BASE SALARY. Company agrees to pay Executive a base salary ("BASE SALARY") of $250,000 per year during the term of this Agreement. Executive's salary will be payable as earned, in accordance with Company's customary payroll practice. Executive's Base Salary shall be reviewed annually by the Parent Board of Directors (the "PARENT BOARD") for consideration of appropriate merit increases.

            5.2 ADDITIONAL BENEFITS. Executive will be eligible to participate in Company's and Parent's employee benefit plans of general application, including without limitation Parent's 401(k) pension plan that shall match fifty percent (50%) of Executive's contributions to such plan up to six percent (6%) of Executive's Base Salary (subject to IRS limitations), and any plans covering pension and profit sharing, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the general rules established for individual participation in any such plan and applicable law. Executive will receive such other benefits, including fringes, perquisites and holidays and leave policies , as Company and Parent generally provide to its employees holding similar positions as that of Executive. Company shall provide Executive four (4) weeks paid vacation per year and an annual physical at company expense. Company will continue to reimburse Executive for New Jersey living expenses until he disposes of his former Florida home, in accordance with prior Company Practice.

            5.3 STOCK OPTIONS. On the Effective Date, Executive shall be granted an option to purchase Two Hundred Twenty-Five Thousand (225,000) shares of Common Stock of Parent at the fair market value as determined by Compensation Committee of Parent on the date of grant. To the extent permitted by IRS regulations, such options shall be Incentive Stock Options. Twenty percent (20%) of such options shall become exercisable ("vest") on the Effective Date and the balance shall vest pro rata on a monthly basis at the end of each of the first forty-eight months following the Effective Date.

            5.4 OFFICERS' COMPENSATION PLAN. Executive will also be eligible to participate in the executive officers' incentive compensation plan of Parent under guidelines determined by the Compensation Committee of Parent, with a target bonus of $200,000 if applicable bonus targets are achieved. Such annual bonuses shall be consistent with the Company's variable compensation plans for its executives. Executive shall also participate in any long-term incentive compensation plan of Parent on terms equivalent to similarly situated executives.

            5.5 AUTOMOBILE. Company shall provide Executive with a Company owned or leased automobile (which shall be a Mercedes SL 600 or an equivalent model).

            5.6 PROMISSORY NOTE. As of the Effective Date, Executive shall deliver to Parent a promissory note (the "NOTE"), substantially in the form of EXHIBIT A hereto, which will state an original principal amount of approximately One Hundred Seventy-Five Thousand Dollars ($175,000), and which shall be payable to Parent in accordance with the terms set forth in the Note. Upon delivery of such Note, Parent shall pay the proceeds to Executive by wire transfer to any bank account designated by Executive at a bank located in the United States. The Note shall bear interest at the rate of six percent (6%) per annum. The repayment terms set forth in the Note notwithstanding, Executive shall pay the following amounts toward repayment of the Note until such time that the Note is paid in full: (a) fifteen percent (15%) of Executive's Base Salary, payable at such times such Base Salary is paid, in accordance with Company's customary payroll practice, (b) sixty percent (60%) of annual bonuses paid to Executive by Company or Parent pursuant to Section 5.4, and (c) sixty percent (60%) of all proceeds from the sale of Common Stock of Company received in connection with the Merger and beneficially held by Executive. The Note shall be due immediately in full upon termination of Executive pursuant to Sections 7.1(a) or 7.1(c) hereunder.

            5.7 LIFE INSURANCE. Company shall maintain a term life insurance policy with a life insurance company rated "A" by A.M. Best Company covering Executive, with a death benefit payable to such beneficiary as Executive properly may designate, in the minimum amount of $1,000,000. Such amount shall include any amount of term life insurance provided to Executive or his beneficiary under employee benefit plans of general application of Company and Parent.

            5.8 EXPENSES. Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with Company's business including, without limitation, professional society dues of Executive and reasonable relocation expenses incurred by Executive in connection with his relocation from Florida to New Jersey.

        6. PROPRIETARY RIGHTS. Executive hereby agrees to execute an Executive Invention, Assignment and Confidentiality Agreement with Parent and Company in substantially the form attached hereto as EXHIBIT B.

        7.  TERMINATION.

            7.1 EVENTS OF TERMINATION. Executive's employment with Company shall terminate upon any one of the following:

                 (a) Company's determination made in good faith that it is terminating Executive for "cause" as defined under Section 7.2 below ("TERMINATION FOR CAUSE");

                 (b) the effective date of a written notice sent to Executive stating that Company is terminating his employment, without cause, which notice can be given by Company at any time after the Effective Date at Company's sole discretion, for any reason or for no reason ("TERMINATION WITHOUT CAUSE");

                 (c) the effective date of a written notice sent to Company from Executive stating that Executive is electing to terminate his employment with Company ("VOLUNTARY TERMINATION"); or

                 (d) termination of employment by reasons of Executive's disability (determined in accordance with the requirements for eligibility of benefits under Company's long-term disability insurance plan).

            7.2 "CAUSE" DEFINED. For purposes of this Agreement, "cause" for Executive's termination will exist at any time after the happening of one or more of the following events: (i) the conviction of Executive of a felony under the laws of the United States or any state thereof; (ii) the willful misconduct of Executive, or the willful or continued failure by Executive to substantially perform his duties hereunder, in either case which has a material adverse effect on Company; or (iii) the fraud or material dishonesty of Executive in connection with his performance of duties to Company. However, in no event shall Executive's employment be considered to have been terminated for "Cause" unless and until Executive receives a copy of a resolution adopted by the Parent Board finding that, in the good faith opinion of the Parent Board, Executive is guilty of acts or omissions constituting Cause, which resolution has been duly adopted by an affirmative vote of a majority of the Parent Board. Any such vote shall be taken at a meeting of the Parent Board called and held for such purpose, after reasonable written notice is provided to Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis of termination for Cause and Executive is given an opportunity, together with counsel, to be heard before the Parent Board. Executive shall have the opportunity to cure any such acts or omissions within 30 days of Executive's receipt of such resolution. The foregoing shall not limit the right of Company to suspend Executive from his day-to-day responsibilities with Company pending the completion of such notice and cure procedures.

        8.  EFFECT OF TERMINATION.

            8.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. In the event of any termination of this Agreement pursuant to Sections 7.1(a) or 7.1(c), Company's obligations under this Agreement, including without limitation payment of Base Salary, shall cease and none of Executive, his representatives, administrators or conservators nor his estate shall be entitled thereafter to (i) any further payments of Base Salary, except for unpaid Base Salary attributable to days worked prior to the effective date of the termination, (ii) any benefits or reimbursements provided by Company to Executive during the term of this Agreement, or (iii) any severance compensation, except in any such case as required by applicable law or an employee benefit plan or stock option or incentive compensation plan in which Executive participates prior to termination.

            8.2 TERMINATION WITHOUT CAUSE. In the event of any termination of this Agreement pursuant to Section 7.1(b),

                 (a) through the fifth (5th) anniversary of the Effective Date, Company shall continue to pay Executive his Base Salary under Section
5.1 above, less applicable withholding taxes, payable on Company's normal payroll dates.

                 (b) Executive's rights under Company's benefit plans of general application shall be determined under the provisions of each such plan and any applicable provisions of law.

                 (c) Company shall provide to Executive all payments accrued but unpaid under any incentive compensation plan in which Executive participates for any completed year or performance period (as applicable), as well as a pro rata payment for any partial period through the date of termination, based on the target bonus amount measured at the end of the year (not including personal subjective bonus criteria).

            8.3 TERMINATION FOR DISABILITY. In the event of any termination of this Agreement pursuant to Section 7.1(d),

                 (a) through the fifth (5th) anniversary of the Effective Date, Company shall continue to pay or cause to be paid to Executive sixty percent (60%) of his Base Salary under Section 5.1 above, less applicable withholding taxes, payable on Company's normal payroll dates.

                 (b) Executive's rights under Company's benefit plans of general application shall be determined under the provisions of each such plan and any applicable provisions of law.

                 (c) Company shall provide to Executive all payments accrued but unpaid under any incentive compensation plan in which Executive participates for any completed year or performance period (as applicable), as well as a pro rata payment for any partial period through the date of termination, based on the target bonus amount measured at the end of the year (not including personal subjective bonus criteria).

            8.4 RESIGNATIONS. Upon termination of his employment, Executive shall be deemed to have resigned from all offices and directorships then held with Company and Parent and its affiliated business entities, and will execute a letter of resignation if requested.

        9. NON-SOLICITATION. So long as Executive is an employee of Company or Parent and for the Restricted Period, Executive shall not, directly or indirectly, either for himself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of Company to terminate his or her employment with Company or Parent.

        10. MISCELLANEOUS.

            10.1 ARBITRATION. Executive and Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, Executive's employment, this Agreement or any breach hereof; PROVIDED HOWEVER, that Company retains its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief with respect to Sections 3 or 9 hereof from a court having jurisdiction over the parties. This provision includes, but is not limited to, statutory claims of employment discrimination. Such arbitration shall be conducted in the State of New Jersey in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Executive's obligations under this Section 10.1 shall survive termination of his employment and the expiration of this Agreement.

            10.2 SEVERABILITY. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

            10.3 REMEDIES. Company and Executive acknowledge that the service to be provided by Executive is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive hereby consents and agrees that for any breach or violation by Executive of Sections 3 and 9 of this Agreement, a restraining order and/or injunction may be issued against Executive, in addition to any other rights and remedies Company may have, at law or equity, including without limitation the recovery of money damages.

            10.4 NO WAIVER. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

            10.5 ASSIGNMENT. This Agreement and all rights hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. Company may assign its rights, together with its obligations hereunder, to any successor, in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; PROVIDED HOWEVER, that any such assignee assumes Company's obligations hereunder.

            10.6 WITHHOLDING. All sums payable to Executive hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

            10.7 INDEMNIFICATION. Company agrees to provide to Executive all rights of indemnification and all director's and officer's insurance coverage required under Section 5.16 of the Reorganization Agreement.

            10.8 GUARANTEE. By execution of this Agreement, Parent hereby agrees to guarantee the performance by Company of all of its obligations under this Agreement and to be jointly and severally liable to Executive for all financial liabilities of Company hereunder.

            10.9 NO MITIGATION OR OFFSET. Executive shall not be required to seek other employment or to reduce any severance benefit payable to him under Section 8.2 hereof, and no such severance benefit shall be reduced on account of any compensation received by Executive from other employment. Company's obligations to Executive under this Agreement, including, without limitation, any obligation to provide severance benefits, shall not be subject to set-off or counterclaim in respect of any debts or liabilities of Executive to Company except for payments on the Note as set forth in
Section 5.6.

            10.10 ENTIRE AGREEMENT. This Agreement constitutes the entire and only agreement between the parties relating to employment of Executive with Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto, including, without limitation, that certain employment agreement between Executive and Company, dated as of December 1, 1993.

            10.11 AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by the parties hereto.

            10.12 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by Telecopier, sent by certified first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party shall notify the other parties:

            If to Company:

                   Facsimile:      (970) 407-5315
                   Attention:      Douglas S. Schatz

            With copies to:

                   Jay L. Margulies, Esq.
                   Thelen, Reid & Priest LLP
                   333 West San Carlos
                   San Jose, California  95113

            If to Executive:

                   Facsimile:      (609) 627-1103
                   Attention:      Joseph Stach

            With copies to:

                   Dewey Ballantine LLP
                   1301 Avenue of the Americas
                   New York, NY 10019-6092
                   Attention:  Paul J. Wessel, Esq.

            10.13 BINDING NATURE. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto.

            10.14 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural included the singular, the masculine gender includes both male and female referents, and the word "or" is used in the inclusive sense.

            10.15 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

            10.16 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflict of laws (except as otherwise specified herein).

        IN WITNESS WHEREOF, Company and Executive have executed this Employment Agreement as of the date first above written.


EXECUTIVE:                             Joseph Stach


                                       /S/ JOSEPH STACH
                                       -------------------------------
COMPANY:                               RF Power Products, Inc.


                                       By:  /S/ PAUL S. ZAUN
                                          ----------------------------
                                       Name: PAUL S. ZAUN
                                            --------------------------
                                       Title: TREASURER AND CONTROLLER
                                             -------------------------

PARENT (as Guarantor):                 Advanced Energy Industries, Inc.


                                       By: /S/ DOUGLAS S. SCHATZ
                                          ----------------------------
                                       Name: DOUGLAS S. SCHATZ
                                            --------------------------
                                       Title: PRESIDENT, CEO & CHAIRMAN
                                                OF THE BOARD
                                             -------------------------

                                     EXHIBIT A

                             UNSECURED PROMISSORY NOTE

$175,000.00                                                Voorhees, New Jersey
                                                                October 8, 1998

        For value received, the undersigned, Joseph Stach, ("OBLIGOR"), promises to pay to the order of Advanced Energy Industries, Inc., a Delaware corporation (collectively with its successors and assigns, "HOLDER"), in lawful money of the United States and in immediately available funds, the principal sum of ONE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($175,000.00) and interest on the outstanding principal amount in accordance with the terms of this Note, until paid in full.

        1. ISSUANCE. This Note is issued pursuant to the terms of that certain Employment Agreement (the "EMPLOYMENT AGREEMENT") by and among Obligor and RF Power Products, Inc., a New Jersey corporation (the "COMPANY"), dated as of the date hereof, pursuant to which Obligor has agreed to issue this Note as consideration for the delivery by Holder of One Hundred Seventy-Five Thousand Dollars ($175,000.00). Capitalized terms used but not otherwise defined in this Note have the meanings given them in the Employment Agreement.

        2.  PAYMENT.  Payment shall be made in the following manner:

            (a) PRINCIPAL PAYMENT AMOUNTS. Obligor shall pay to Holder the following amounts until such time that the unpaid outstanding principal amount under this Note is paid in full:

                 (i) Fifteen percent (15%) of Obligor's Base Salary at such times Base Salary is paid (each such date, a "SALARY DEDUCTION DATE"), in accordance with Company's customary payroll practice;

                 (ii) Sixty percent (60%) of annual bonuses paid to Obligor by Company or Holder pursuant to Section 5.4 of the Employment Agreement;

                 (iii) Sixty percent (60%) of all proceeds from the sale of Common Stock of Holder received in connection with the Merger and beneficially held by Obligor, within three (3) business days after such proceeds are payable to Obligor or his designated representative.

            (b) INTEREST. Obligor shall pay to Holder interest on the outstanding principal amount under this Note at a fixed interest rate equal to six percent (6%) (computed on the basis of a 360-day year). Obligor shall pay interest to Holder on each Salary Deduction Date.

        3. ACCELERATION OF PAYMENT. The entire sum of unpaid principal amount under this Note and all interest accrued thereon shall become due and payable upon termination of Obligor's employment with the Company pursuant to Sections 7.1(a) or 7.1(c) of the Employment Agreement.

        4. METHOD OF PAYMENT. The payment hereunder shall be made by payment in immediately available funds to Holder at 1625 Sharp Point Drive, Fort Collins, CO 80525, or by wire transfer to any bank account designated by Holder at a bank located in the United States, or at such other place as Holder may specify to Obligor in writing.

        5. PREPAYMENT. Notwithstanding the foregoing, any amounts due hereunder may be prepaid in whole or in part at any time by Obligor without penalty or premium.

        6. WAIVER. Obligor, to the extent allowed by law, waives any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor in connection with the delivery, acceptance, performance, default or enforcement of this Note.

        7. GOVERNING LAW. This Note shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New Jersey, excluding the body of law relating to conflicts of law.

        8. EXPENSES; ATTORNEYS' FEES. In the event action is instituted to enforce any of the provisions contained in this Note, the party prevailing in such action shall be entitled to recover from the other party thereto reasonable attorneys' fees and costs of such suit as part of the judgment.

        IN WITNESS WHEREOF, Obligor has executed this Unsecured Promissory Note as of the day and year first above written.


OBLIGOR:                               Joseph Stach


                                       /S/ JOSEPH STACH
                                       --------------------------

                                     EXHIBIT B

                             CONFIDENTIALITY AGREEMENT

     THIS AGREEMENT is entered into as of the 8th day of October, 1998, between Advanced Energy Industries, Inc. and its subsidiaries, divisions, and other related entities (the "Company") and Joseph Stach (the "Employee").

     WHEREAS, the Employee is considered a valuable member of the Company and as such has accepted either initial or continued employment with the Company through the parent company or any of its related entities, or has accepted an increase in compensation or other beneficial charge of position by the Company; and

     WHEREAS, out of respect for the Employee's integrity and abilities the Company is placing trust in the Employee by placing him/her in a position where the Employee may have access to or may be exposed to Confidential Information; and

     WHEREAS, the Company's present and future competitive position in the international marketplace is largely dependent upon the confidentiality of such information;

     NOW, THEREFORE, the parties agree as follows:

     1. CONFIDENTIAL INFORMATION: As used in this Agreement, Confidential Information shall include all information considered by the Company to provide it a competitive advantage to the extent it cannot be clearly established that such information either was known by the Employee prior to the Employee's employment by the Company or is publicly available as assembled information from one library source. As an example, but without limitations, Confidential Information shall include the information set forth in Exhibit A.

     2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION: The Employee agrees that he/she shall take all reasonable steps to maintain and hold confidential all Confidential Information only for the benefit of the Company. The Employee understands that all documents and materials which contain Confidential Information are the property of the Company; the Employee agrees to return all such items and any copies thereof upon any termination of employment with the Company or upon the request of the Company.

     3. ENFORCEABILITY: The Employee understands that the Company's competitive position is highly dependent on its Confidential Information. Accordingly, the Employee recognizes that any disclosure of Confidential Information will cause immediate, irreparable harm to the Company. Any breach or threatened breach of this Agreement, therefore, may be presented without notice to either a court or arbitration panel for enforcement by both injunction and damages. All obligations of this Agreement shall survive any termination of employment for the Company whether by the Employee or the Company and shall remain in effect for the longer of a four year period following any termination of employment with the Company and so long thereafter as each particular item of Confidential Information remains not rightfully and publicly available as assembled information from one library source. In the event litigation or arbitration is instituted seeking the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and costs incurred in such litigation or arbitration; however, such attorney fees and costs shall not be assessed against the Employee in the event that the Employee consents, prior to a preliminary hearing, to a permanent injunction as requested by the Company.

     4. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with the laws and jurisdiction of the State of Colorado in the United States of America and all parties submit to jurisdiction and venue in Larimer County, Colorado except to the extent such enforcement must be and is required to be enforced by the law of another state, country, or other such forum, in which case, and only to the extent required, such law and/or jurisdiction shall control. Recognizing that the Employee is submitting to resolution of any dispute in the parent Company's jurisdiction, venue, and law, the Company agrees that should it lose any such dispute, the court or arbitrator shall have discretion to award the reasonable out of pocket travel costs of the Employee. In the event any provision of this Agreement is found to be unenforceable, void, or invalid or to be unreasonable in scope, such provision shall be modified to the extent necessary to make it enforceable, and as so modified, this Agreement shall remain in full force and effect. Failure to exercise any rights contained in this Agreement shall not be construed as a waiver of such rights. All terms of this Agreement shall be independent and unconditional so that the performance of any one term shall not be subject to any setoff or counterclaim. This Agreement shall be freely assignable by the Company only. In the event of any conflict between the terms of this Agreement and any statement of employees policies or other document of the Company, the terms of this Agreement shall be deemed superior and shall supersede such conflicting terms. Other than that injunctive relief by the Company which must be pursued in a court, the parties agree to submit any dispute arising hereunder or in any way arising from the employment relationship to binding arbitration pursuant to the rules of the American Arbitration Association or such other rules as may be decided by a majority of the arbitrators, and each party hereby submits to such arbitration in Fort Collins, Colorado, unless oterwise agreed in writing.

Entered into as of the day referenced above.


                                       Advanced Energy Industries, Inc.

/S/ JOSEPH STACH                       By: /S/ RICHARD P. BECK
--------------------------                ---------------------------
Employee Signature

                                   EXHIBIT A

     As used in the associated document, "Confidential Information" shall include by example, but not as a limitation, the following information:

1. All development or design information relating to existing products of the Company or relating to products under development or planned by the Company or on its behalf, such as the information contained in:

     a. schematics
     b. circuitry descriptions and drawings
     c. parts designed by the Plaintiff or on its behalf
     d. descriptions of product problems or limitations
     e. technical and scientific information
     f  information relating to key research and development areas
     g. consulting source's documents, notes and correspondence
     h. descriptions of development efforts, whether successful or not
     i. flow charts
     j. source code listings

2. All manufacturing information of existing products of and products under development or planned by the Company or on its behalf such as:

     a. materials sources
     b. vendors
     c. costs
     d. manufacturing methods
     e. purchasing sources

3. All business, marketing and financial information of the Company including but not limited to:

     a. research and development strategies
     b. employee responsibilities other than generic titles
     c. development schedules
     d. business forecasts
     e. client and customer lists
     f  past, present and future financial information about the Company
     g. consultant identities and capabilities
     h. materials and component supplies
     i. Company opportunity lists or items

4. All other information which is or may be subject to trade secret, copyright, mask, or other proprietary protection whether or not registration has been sought for such.

5. All information relative to patents either issued, pending, or contemplated by the Company.